Exhibit 10.3
The Boeing Company 2023 Incentive Stock Plan
U.S. Notice of Terms
Supplemental Non-Qualified Premium-Priced Stock Options
___________________________________________________________________
Key Terms
The Boeing Company (the “Company”) has awarded you supplemental options to purchase Shares (the “Options”)
pursuant to The Boeing Company 2023 Incentive Stock Plan, as amended and restated from time to time (the “Plan”), and the provisions contained herein (the “Notice”). Capitalized terms not otherwise defined in this Notice shall have the meaning ascribed to them in the Plan. Your Options are subject to the terms of the Plan. If there is any inconsistency between the terms of this Notice and the terms of the Plan, the Plan’s terms shall control. You are required to accept and acknowledge the terms and conditions of the Options, through the mechanism and procedures determined by the Company, as a condition to receiving the Options.

Name	«Participant Name»
BEMSID	«Employee_ID»
Grant Date	«Grant Date»
No. of Options Granted	«Option #»

Exercise Price
«$ Exercise Price» (120% of the “Fair Market Value” of a Share on the Grant Date,
meaning the average of the high and the low per Share trading prices as reported by The
Wall Street Journal on the relevant date, or by such other source as the Company deems reliable)

Vesting Schedule
100% on the third anniversary of the Grant Date (the “Vesting Date”). Vesting is subject to your continued employment by the Company or a Related Company from the Grant Date through the Vesting Date, except as otherwise provided below.

Vesting Period	Period between the Grant Date and the Vesting Date
Impact of Terminations
Layoff: Contingent upon your timely execution and non-revocation of a waiver and release of all claims on a form provided to you by the Company, you will vest in your Options on the
Vesting Date. The release requirement may be waived by the Company if it determines, in its sole discretion, that such a release would be inconsistent with the requirements of applicable local law.
Death/long-term disability termination: Your Options will immediately vest.
All other terminations: Any unvested Options will be forfeited.

Impact of Leaves
Unless otherwise required by applicable law, if you have taken a leave or leaves of absence during the Vesting Period and such aggregate leave period exceeds 180 days in duration (calculated immediately prior to the Vesting Date), your unvested Options will be reduced by the product of (1) the original number of Options granted, and (2) a fraction, equal to the number of leave days during the Vesting Period that exceed 180 days divided by the total number of days in the Vesting Period. This provision shall not apply in the event your employment is terminated prior to the Vesting Date due to death or long-term disability termination as described above.

Definitions
“Long-term disability” termination means that you have experienced a disability entitling you to benefits under any long-term disability policy sponsored by the Company or a
Related Company, and your employment terminates upon reaching the maximum long-
term disability leave period under applicable Company or Related Company policies, except as otherwise required under applicable local law.

______________________________________________________________________

Acknowledgement and Acceptance
I acknowledge that I have read and understand this Notice of Terms (including the Key Terms section, the General Terms section, and (as applicable) the State-Specific Terms section) and The Boeing Company 2023 Incentive Stock Plan, as
amended and restated from time to time, and I accept and agree to the provisions contained therein.

Name:	«Participant Name»
Signature:	Signed Electronically
Date:	«Acceptance Date»

General Terms
1.Type of Options. Each Option granted gives you the right to purchase a Share at the Exercise Price and on the terms set forth in this Notice. The Options are granted as non-qualified stock options. Non-qualified stock options are considered ordinary income when exercised and are taxed accordingly. The amount of ordinary income is the difference between the exercise price and the price on the date the Options or a portion of them are exercised.
2.Vesting and Exercisability of Options. The Options will vest and become exercisable in accordance with the Vesting Schedule.
3.Adjustment in Number of Options. The number of Options granted will be adjusted proportionately for any increase or decrease in the number of issued Shares resulting from any stock split, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares, or any similar capital adjustment or the payment of any stock dividend.
4.Expiration of Vested Options. As long as you remain employed by the Company or a Related Company, your vested Options will expire after the tenth anniversary of the Grant Date. Otherwise:
(a)If your employment terminates due to death, long-term disability, or layoff, your vested Options will expire at the earlier of five years from your termination date or ten years from the Grant Date.
(b)If your employment is involuntarily terminated for cause, your vested Options will expire immediately upon your termination.
(c)If your employment terminates for any reason other than those reasons described above, your vested
Options will expire at the earlier of 90 days from your termination date or the tenth anniversary of the
Grant Date.
5.Method of Exercise. You may exercise the Options by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise Options and the number of Options you are exercising, and by completing such other documents and procedures as may be required by the Company for exercise of the Options. The notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. Except as may be prohibited by applicable law, you may make this payment in any one or combination of the following:
(a)check acceptable to the Company;
(b)wire transfer;
(c)tendering by attestation Shares you already own that on the day prior to the exercise date have a Fair
Market Value equal to the aggregate exercise price of the Shares being purchased under the Options;
(d)delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of sale proceeds to pay the exercise price and any Tax Withholding Obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve
Board; or
(e)any other method as the Committee may permit in its sole discretion.
It is your responsibility to be aware of your Options’ expiration date so that you may consider whether or not to exercise the Options before they expire. Notwithstanding the foregoing, if on the
Options’ expiration date the closing price of a Share exceeds the Exercise Price, you have not exercised the Options and the Options have not expired, you will be deemed to have exercised the Options on such day with payment made by withholding from the Shares otherwise issuable in connection with the exercise of the Options. In such event, the Company shall deliver to you a Share for each Option deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes. For the avoidance of doubt, this provision shall not apply to any Options that expire and immediately become unexercisable pursuant to Section 4(c).
6.Responsibility for Tax Withholding Obligations and Other Obligations. You acknowledge that, regardless of any action the Company or, if different, the Related Company that employs you (the
“Employer”) takes with respect to any Tax Withholding Obligations and/or any Other Obligations, the
ultimate liability for all such obligations is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or your Employer. You further acknowledge that the Company and your Employer (i) make no representations or undertakings regarding the treatment of any Tax
Withholding Obligations or Other Obligations in connection with any aspect of the Options, including the grant of the Options, the vesting or exercise of the Options, the delivery of Shares, the subsequent sale of any Shares acquired upon exercise, and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Options or any aspect of the Options to reduce or eliminate your liability for Tax Withholding Obligations or Other Obligations or achieve any particular tax result. Further, if you are or become subject to tax in more than one jurisdiction, you acknowledge that the
Company or your Employer may withhold or account for Tax Withholding Obligations in more than one jurisdiction. You authorize the Company, your Employer, or their agents, at their discretion and pursuant to such procedures as they may specify from time to time, to satisfy any Tax Withholding Obligations and/or
Other Obligations by requiring you to do one or a combination of the following:
(a)pay cash to the Company or your Employer,
(b)have the Company or your Employer withhold an amount from any cash amounts otherwise due or to become due from the Company or your Employer to you
(c)have the Company or your Employer withhold a number of Shares that would otherwise be issued to you having a Fair Market Value equal to the Tax Withholding Obligations and/or Other Obligations,
(d)tender by attestation Shares you already own that on the day prior to the exercise date have a Fair
Market Value equal to the Tax Withholding Obligations and/or Other Obligations, or
(e)sell a number of Shares issued to you upon exercise of the Options having a Fair Market Value equal to the Tax Withholding Obligations and remit the proceeds from such mandatory sale to the Company or your Employer.
Depending on the withholding or payment method, the Company, your Employer, or their agents, as applicable, may withhold or account for Tax Withholding Obligations by considering applicable statutory withholding rates, but such withholding shall not exceed an amount of withholding based on the maximum statutory rates in your applicable tax jurisdiction(s) (unless a lesser amount of withholding is required to avoid the classification of these Options as a liability on the Company’s consolidated balance sheet or other adverse accounting treatment).
7.Transferability. The Options are not transferable except by will or by laws of descent and distribution and during your lifetime the Options may be exercised only by you, your guardian or your legal representative.
The Plan permits exercise of the Options by the personal representative of your estate or the beneficiary thereof following your death. The Options may not be exercised for less than a reasonable number of
Shares at any one time, as determined by the Compensation Committee. You may designate a beneficiary who may exercise the Options after your death. To be valid, a beneficiary designation with respect to your Options must be properly submitted through the Stock Plan Administrator in accordance with the Stock Plan Administrator’s procedures. The current Stock Plan Administrator is Fidelity Stock
Plan Services, LLC and certain of its affiliated entities.
8.Clawback and Forfeiture Policy.
(a)These Options and any gross proceeds resulting from the vesting or exercise of these Options are subject to the Clawback Policy adopted by the Company’s Board of Directors, as amended from time to time (the “Policy”). The Policy provides (among other things) that Options may be subject to clawback and forfeiture (meaning that the Options or proceeds thereof must be promptly returned to the Company if already exercised, or that you will lose your entitlement to Options if they have not yet been exercised) in the discretion of the Committee, if the Committee determines that you have (i)
violated, or engaged in negligent conduct in connection with the supervision of someone who violated, any Company policy, law, or regulation that has compromised the safety of any of the
Company’s products or services and has, or reasonably could be expected to have, a material adverse impact on the Company, the Company’s customers or the public; or (ii) engaged in fraud, bribery, or illegal acts like fraud or bribery, or knowingly failed to report such acts of an employee over whom you had direct supervisory responsibility. The Policy further contains provisions regarding the recovery of certain “covered compensation” (as defined in the Policy) as required pursuant to New
York Stock Exchange listing standards and the Section 10D of the Securities Exchange Act of 1934,
as amended, and any rules, regulations, or listing standards issued to implement the foregoing from time to time. In accepting these Options, you acknowledge that you have read the Policy, available at:
https://www.boeing.com/resources/boeingdotcom/principles/ethics_and_compliance/pdf/clawback-
policy.pdf, that you understand its applicability to you, and that you agree to comply with the terms and conditions of the Policy as they may be applied to you.
(b)In addition, subject to applicable law, or except as may be otherwise provided in the State-Specific
Terms, these Options and any gross proceeds resulting from the vesting or exercise of these Options are subject to clawback and forfeiture in the event you engage in any of the following conduct, as determined by the Company or its delegate in its sole discretion, prior to the second anniversary of the Vesting Date: you (i) plead or admit to, are convicted of, or are otherwise found guilty of a criminal or indictable offense involving theft, fraud, embezzlement, or other similar unlawful acts against the
Company or against the Company’s interests; (ii) directly or indirectly engage in competition with any aspect of Company business with which you were involved or about which you gained Company proprietary or confidential information; (iii) induce or attempt to induce, directly or indirectly, any of the
Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, you or any third party; (iv) disparage or defame the Company or its products or current or former employees, provided that this clause shall not be construed to prohibit any individual from reporting, in good faith, suspected unlawful conduct in the workplace; or (v) take, misappropriate, use or disclose Company proprietary or confidential information. Clawback can, if possible and where permitted by local law, be made by deducting payments that will become due in the future (including salary, bonuses, or share awards). Your acceptance of these Options shall constitute your acknowledgement and recognition that your compliance with this Section is a condition for your receipt of these Options. For purposes of this Section, the Company shall include the Company and all Related Companies.
(c)Nothing in this Section will apply to legally protected communications to government agencies or statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings.
(d)The restrictions in this Section are considered by the parties to be fair and reasonable in all circumstances and the parties agree that the restrictions are reasonable and necessary to protect the
Company’s legitimate business interests. Each of the restrictions contained in this Section, including the sub-paragraphs and sub-clauses thereof, constitutes an entirely separate, severable and independent restriction. If any restriction is found to be invalid this will not affect the validity or enforceability of any of the other restrictions. It is agreed that if any such restrictions by themselves, or taken together, are for any reason unenforceable, but would be enforceable if part or parts of the wording were deleted, the relevant restriction or restrictions shall apply with such deletion(s) as may be necessary to make it or them valid and enforceable.
9.Miscellaneous.
(a)This Notice shall not confer upon you any right to continuation of employment by the Company or any
Related Company nor shall this Notice interfere in any way with the Company’s or any Related
Company’s right to terminate your employment at any time, except to the extent expressly provided otherwise in a written agreement between you and the Company or a Related Company or as prohibited by law.
(b)You acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, canceled, or terminated by the Company, in its sole discretion, at any time. The grant of the Options under the Plan is a one-time benefit and does not create any contractual or other right to receive other awards or benefits in lieu of awards in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the form of award and the vesting provisions.
(c)The Plan is established, operated and administered exclusively by the Company, and the Options are granted solely by the Company. Only the Company is a party to this Notice; accordingly, any rights you may have under this Notice may be raised only against the Company and may not be raised against any Related Company. No Related Company has any obligation to make any payment of any kind under this Notice.
(d)The Company may, in its sole discretion, decide to deliver any documents related to the Options or other awards granted to you under the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(e)You agree to comply with the Company’s procedures regarding prohibitions on insider trading
(PRO-12 or its successor) or any other policy adopted by the Company from time to time covering transactions in Shares, as well as any applicable insider trading or market abuse laws in your jurisdiction. You acknowledge that it is your responsibility to comply with any restrictions and you are advised to speak to your personal legal advisor on this matter.
(f)The Company reserves the right to impose other requirements on the Options, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable to comply with applicable laws, rules and regulations, or to facilitate the operation and administration of the Options and the Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(g)These Options are intended to be exempt from or otherwise comply with Section 409A of the Internal
Revenue Code and the regulations and guidance issued thereunder (“Section 409A”) and shall be interpreted and construed consistently with such intent. If you are a Specified Employee (as defined by the Company for purposes of Section 409A) upon your separation from service (as defined under
Section 409A), any payments that are subject to the requirements of Section 409A and payable upon such separation from service from shall be delayed until six months after the date of the separation from service, to the extent required under Section 409A. Nothing in the Plan or this Notice shall be construed as a guarantee of any particular tax treatment. The Company makes no representation that the Plan, this Notice or the Options comply with Section 409A and in no event shall the Company be liable for the payment of any taxes and penalties that you may incur under Section 409A.
(h)The Options and exercise thereof shall be subject to, and conditioned upon, satisfaction of all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(i)Notwithstanding any provisions of this Notice to the contrary, the Options shall be subject to such special terms and conditions for the state in which you reside as the Company may determine in its sole discretion and which shall be set forth in the State-Specific Terms. If you transfer your residence and/or employment to another country, any special terms and conditions for such country will apply to the Options to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Options and the Plan (or the
Company may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer).
(j)All questions concerning the construction, validity and interpretation of this Notice and the Plan shall be governed and construed according to the laws of the State of Delaware in the United States, without regard to the application of the conflicts of laws provisions thereof, except as may be expressly required by other applicable law or as may be otherwise provided in the State-Specific
Terms. Any disputes regarding these Options or the Plan shall be brought only in the state or federal courts of the State of Delaware in the United States, except as may be expressly required by other applicable law or as may be otherwise provided in the State-Specific Terms.
10.Privacy Notice. By accepting these Options, you:
(a)consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Options and the Plan;
(b)understand that the Company and your employer may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title and details of all awards or entitlement to Shares granted to you under the Plan or otherwise (“Data”);
(c)understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued on vesting of the Options may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient's country may have different data privacy laws and protections than your country; and
(d)authorize the Company, its Related Companies and its agents to store and transmit such Data in electronic form.
This notice is supplemental to the Boeing Employee Privacy Notice available here:
http://globalprivacyoffice.web.boeing.com/index.aspx?com=1&id=469

State-Specific Terms
The following provisions shall modify Section 8 of the Notice for employees who reside in or are otherwise subject to the laws of California:
Clause (ii) of Section 8(b) shall not apply.
Clause (iii) of Section 8(b) shall be removed and replaced with the following: (iii) during your employment with the Company, induce or attempt to induce, directly or indirectly, any of the Company’s employees, representatives, or consultants to terminate, discontinue, or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, you or any third party.
Clause (iv) of Section 8(b) shall be removed and replaced with the following: (iv) disparage or defame the
Company or its products or current or former employees, provided that this clause shall not be construed to prohibit you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
The following shall be appended to Section 8(b):
To the extent expressly required by the laws of the State of California, all questions concerning the construction, validity, and interpretation of this Section shall be governed and construed according to the laws of the State of California, without regard to the application of the conflicts of laws provisions thereof.
The following provisions shall modify Section 8 of the Notice for employees who reside in or are otherwise subject to the laws of Colorado or Massachusetts:
Clause (ii) of Section 8(b) shall not apply.
The following provisions shall modify Section 8 of the Notice for employees who reside in or are otherwise subject to the laws of Illinois:
The following shall be appended to Section 8(b):
For purposes of clause (ii) above, “engage in competition” shall mean, during your employment with the
Company and for a period of twelve months following your last day of employment with the Company (the
“Restricted Period”), providing services to a competitor of the Company (whether as an employee, independent contractor, consultant, officer, or director) that are the same or similar in function or purpose to the services you provided to the Company during the two years prior to your last day of employment with the
Company and with respect to which you gained Company proprietary or confidential information, in the State of Illinois or any state or territory within the United States in which you performed responsibilities for the
Company and/or where the Company conducts substantial business.
A new Section 8(e) is added as follows:
You understand that the non-competition obligations under Section 8(b)(ii) shall only apply to you if you earn the statutory minimum compensation set by Illinois statute (e.g., between January 1, 2021 and January 2,
2027, the statutory threshold is at least $75,000 per year).
A new Section 8(f) is added as follows:
You agree that before being required to accept and acknowledge this Notice, the Company provided you with fourteen calendar days to review it. The Company advises you to consult with an attorney before accepting and acknowledging this Notice.
A new Section 8(g) is added as follows:
You understand that if you are separated from employment with the Company due to COVID-19 or
“circumstances that are similar to the COVID-19 pandemic” the Company may not enforce Section 8(b)(ii)
unless it pays you the compensation equivalent to your base salary at the time of your last day of employment for the Company for the Restricted Period minus any compensation you earn through subsequent employment during the Restricted Period.
The following provisions shall modify Section 8 of the Notice for employees who reside in or are otherwise subject to the laws of South Carolina:
The following shall be appended to Section 8(b):
For purposes of this Section, “engage in competition” shall mean providing services to a competitor of the
Company (whether as an employee, independent contractor, consultant, officer, or director) that are the same or similar in function or purpose to the services you provided to the Company during the two years prior to your termination of employment with the Company and with respect to which you gained Company proprietary or confidential information, in the State of South Carolina or any state or territory within the United States in which the Company conducts substantial business.
The following provisions shall modify Section 8(b) of the Notice for employees who reside in or are otherwise subject to the laws of Virginia:
By agreeing to the terms set forth in this Notice, you acknowledge and agree that you are employed as executive personnel and that the Options do not constitute wages for time worked.
For purposes of this Section, “engage in competition” shall mean, during your employment with the Company and for a period of twelve months following your last day of employment with the Company (the “Restricted
Period”), providing services to a competitor of the Company (whether as an employee, independent contractor, consultant, officer, or director) that are the same as or similar in function or purpose to the services you provided to the Company during the two years prior to your last day of employment with the Company and with respect to which you gained Company proprietary or confidential information, regardless of the geographic location. By agreeing to the terms set forth in this Notice, you acknowledge and agree that (x) the
Company conducts business globally and (y) if you provided the foregoing services to a competitor during the
Restricted Period you would pose a competitive threat to the Company regardless of the location of such competitor or the location from which you provide such services. Further, clause (ii) above shall not apply if you qualify as a low-wage employee pursuant to Virginia Code Section 40.1-28.7:8.
Clause (iii) shall only apply during the Restricted Period, as defined above.
The following shall replace Section 8(b) of the Notice for employees who reside in or are otherwise subject to the laws of Washington:
In addition, these Options and any gross proceeds resulting from the vesting or exercise of these Options are subject to clawback and forfeiture in the event you engage in any of the following conduct, as determined by the Company or its delegate in its sole discretion, during the Restricted Period: you (i) plead or admit to, are convicted of, or are otherwise found guilty of a criminal or indictable offense involving theft, fraud, embezzlement, or other similar unlawful acts against the Company or against the Company’s interests; (ii)
directly or indirectly engage in competition; (iii) induce or attempt to induce, directly or indirectly, any of the
Company’s employees, representatives or consultants to terminate, discontinue or cease working with or for the Company, or to breach any contract with the Company, in order to work with or for, or enter into a contract with, you or any third party; (iv) disparage or defame the Company or its products or current or former employees provided that this clause shall not be construed to prohibit any individual from reporting, in good faith, or otherwise discussing or disclosing suspected unlawful conduct in the workplace; or (v) take, misappropriate, use, or disclose Company proprietary or confidential information. Clawback can, if possible and where permitted by local law, be made by deducting payments that will become due in future (including salary, bonuses, or share awards). Your acceptance of these Options shall constitute your acknowledgement and recognition that your compliance with this Section is a condition for your receipt of these Options. For purposes of this Section, the Company shall include the Company and all Related Companies.
For purposes of this Section, “Restricted Period” shall mean, with respect to clauses (i), (iii), (iv), and (v)
above, the period commencing on the date of the Options and ending on the second anniversary of the
Vesting Date, and with respect to clause (ii) above, the period commencing on the date of the Options and ending eighteen months after the Vesting Date. Notwithstanding anything herein to the contrary, clause (ii)
shall not apply to you (x) following any termination of your employment by reason of layoff, or (y) during any year if you had annualized W-2 total earnings from the Company of $100,000 (or such dollar amount following adjustment for inflation as required by applicable Washington law) or less during the prior year, determined in accordance with applicable Washington law. For purposes of this Section, “engage in competition” shall mean providing services to a competitor of the Company (whether as an employee, independent contractor, consultant, officer, or director) that are the same or similar in function or purpose to the services you provided to the Company during the two years prior to your termination of employment with the Company and with respect to which you gained Company proprietary or confidential information, in the State of Washington or any state or territory within the United States in which the Company conducts substantial business.
All questions concerning the construction, validity, and interpretation of clause (ii) above shall be governed and construed according to the laws of the State of Washington, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the construction, validity and interpretation of clause (ii) above shall be brought only in the state or federal courts of the State of Washington.